UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 2, 2005

FRIENDLY ICE CREAM CORPORATION

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-13579	04-2053130
(Commission File Number)	(I.R.S. Employer Identification No.)

1855 Boston Road, Wilbraham, MA	01095
(Address of Principal Executive Offices)	(Zip Code)

(413) 543-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 2, 2005, the Compensation Committee of the Board of Directors of Friendly Ice Cream Corporation (the “Company”), approved the issuance of restricted stock units to non-employee members of the Company’s Board of Directors.    The restricted stock units, which were issued under and are subject to the terms of the Company’s 2003 Incentive Plan, cliff-vest on December 2, 2008, subject to accelerated vesting in the event of a change in control or the director’s death, disability, retirement or involuntary termination other than for cause.  If the recipient of the restricted stock unit award resigns or is terminated for cause prior to December 2, 2008, than all unvested restricted stock units will be forfeited.  Retirement is defined in the restricted stock unit award as the attainment of  age  60.  Subject to the terms of the 2003 Incentive Plan, each restricted stock unit provides the holder with the right to receive one share of common stock of the Company, such common stock to be issued for fully vested restricted stock units upon a change in control or the director’s death, disability, retirement or involuntary termination other than for cause.  The following table sets forth the number of restricted stock units awarded to each of the directors listed below.

Name	Restricted Stock Units
Donald J. Smith Chairman of the Board	6,000

Steven Ezzes Chairman of the Audit Committee	6,000

Michael Daly Chairman of the Compensation Committee	6,000

Burton Manning	6,000

Perry Odak	6,000

ITEM 1.02                                       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Effective December 2, 2005, upon the recommendation of the Compensation Committee, the Board of Directors terminated the Company’s Deferred Compensation Plan.  The Board determined to terminate the Deferred Compensation Plan in response to Section 409A of the Internal Revenue Code, as amended, which imposes significant new requirements on deferred compensation arrangements and imposes significant penalties for failure to comply with such requirements.

The Deferred Compensation Plan was adopted effective January 1, 2004 for a select group of management employees of the Company.   Under the Deferred Compensation Plan eligible participants were permitted to make elective deferrals of their salary and annual bonus to the plan. Eligible participants could elect to defer up to 30% of their base salary and up to 100% of their annual bonus.  In addition, the Company made a monthly employer contribution to each eligible participant’s plan account equal to 7% of their monthly base salary.

As a result of the termination of the Deferred Compensation Plan, the Company will make lump sum disbursements to participants prior to December 31, 2005, which will not be subject to any penalties, but will be fully taxable to participants.  In addition, the Board determined that each eligible participant in the plan shall have their base salary increased by 7%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 8, 2005	FRIENDLY ICE CREAM CORPORATION

	By:	/s/ PAUL V. HOAGLAND
	Name:	Paul V. Hoagland
	Title:	Executive Vice President of Administration and Chief Financial Officer